UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2006

AsiaInfo Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +8610 8216 6688

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 29, 2006, AsiaInfo Holdings, Inc. (the “Company”) entered into a Strategic Investors’ Agreement (the “Agreement”) with CITIC Capital MB Investment Limited, an exempted company organized and existing under the laws of the Cayman Islands (“CITIC Capital”) and PacificInfo Limited, an international company organized and existing under the laws of the British Virgin Islands (“PacificInfo”). PacificInfo is wholly-owned by Mr. Edward Tian, a founder and stockholder of the Company and a member of its board of directors.

The Agreement is being entered into in connection with a separate stock purchase agreement among CITIC Capital, Warburg Pincus Ventures L.P. and Warburg Pincus Ventures International L.P. (collectively, “Warburg”) under which, (i) CITIC Capital will acquire 8,050,210 shares of the Company’s common stock (the “Purchased Shares”) from Warburg; (ii) CITIC Capital will retain an aggregate of 4,025,105 of such Purchased Shares and transfer an aggregate of 4,025,105 of such Purchased Shares to PacificInfo, and (iii) PacificInfo will retain approximately half of such Purchased Shares and will transfer up to half of such Purchased Shares to certain other parties (including James Ding, a founder and current stockholder of the Company and a member of its board of directors, who will acquire 210,526 Purchased Shares from PacificInfo).

The Agreement governs the ownership and disposition by CITIC Capital and PacificInfo of the Purchased Shares, and the relationship among AsiaInfo, CITIC Capital and PacificInfo. Under the Agreement, CITIC Capital will have the right to appoint a board member to the Company’s board of directors and CITIC Capital and PacificInfo will have certain registration rights. The Agreement provides that CITIC Capital and PacificInfo will be subject to transfer restrictions for one year with respect to 50% of their Purchased Shares and for two years with respect to the other 50%. In addition, CITIC Capital and PacificInfo are subject to a standstill agreement for 24 months and the Purchased Shares are subject to a right of first offer in favor of the Company. The Agreement is filed herewith as Exhibit 10.1.

Item 8.01 Other Events.

On November 30, 2006, the Company issued a press release announcing that it entered into the Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit	Description
10.1	Strategic Investors’ Agreement dated November 29, 2006, by and among AsiaInfo Holdings, Inc., CITIC Capital MB Investment Limited and PacificInfo Limited.

99.1	Press Release dated November 30, 2006, announcing the execution of the Strategic Investors’ Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo Holdings, Inc.

Date: November 30, 2006	By:	/s/ Ying Han
	Name:	Ying Han
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Strategic Investors’ Agreement dated as of November 29, 2006, by and among AsiaInfo Holdings, Inc., CITIC Capital MB Investment Limited and PacificInfo Limited.

99.1	Press Release dated November 30, 2006, announcing the execution of the Strategic Investors’ Agreement.